Freeport Reports
Fourth-Quarter and Year Ended 2025 Results
•Fourth-quarter 2025 operating results:
◦Consolidated copper and gold sales higher than October 2025 estimates
◦Consolidated average unit net cash costs favorable to October 2025 estimates
•Activities on track to commence a phased restart beginning in second-quarter 2026 of the Grasberg Block Cave underground mine in Indonesia
•Progressing organic copper growth projects
•Strong financial position and favorable long-term outlook
•Net income attributable to common stock in fourth-quarter 2025 totaled $406 million, $0.28 per share, and adjusted net income attributable to common stock totaled $688 million, $0.47 per share.
•Consolidated production totaled 640 million pounds of copper, 65 thousand ounces of gold and 25 million pounds of molybdenum in fourth-quarter 2025, and 3.4 billion pounds of copper, 1.0 million ounces of gold and 92 million pounds of molybdenum for the year 2025.
•Consolidated sales totaled 709 million pounds of copper, 80 thousand ounces of gold and 22 million pounds of molybdenum in fourth-quarter 2025, and 3.6 billion pounds of copper, 1.1 million ounces of gold and 83 million pounds of molybdenum for the year 2025.
•Consolidated sales are expected to approximate 3.4 billion pounds of copper, 0.8 million ounces of gold and 90 million pounds of molybdenum for the year 2026, including 640 million pounds of copper, 60 thousand ounces of gold and 22 million pounds of molybdenum in first-quarter 2026.
•Average realized prices were $5.33 per pound for copper, $4,078 per ounce for gold and $23.77 per pound for molybdenum in fourth-quarter 2025, and $4.75 per pound for copper, $3,423 per ounce for gold and $22.63 per pound for molybdenum for the year 2025.
•Average unit net cash costs were $2.22 per pound of copper in fourth-quarter 2025 and $1.65 per pound of copper for the year 2025. Unit net cash costs are expected to average $1.75 per pound of copper for the year 2026.
•Operating cash flows totaled $0.7 billion, net of $0.8 billion of working capital and other uses, in fourth-quarter 2025 and $5.6 billion, net of $1.3 billion of working capital and other uses, for the year 2025. Operating cash flows would approximate $8 billion, including $1 billion of working capital and other sources, for the year 2026, assuming prices of $5.00 per pound for copper, $4,000 per ounce for gold and $20.00 per pound for molybdenum for the year 2026. Using recent prices of $5.75 per pound for copper, $4,700 per ounce for gold and $23 per pound for molybdenum, operating cash flows for the year 2026 would approximate $11 billion.
•Capital expenditures totaled $1.0 billion, including $0.6 billion for major mining projects in fourth-quarter 2025, and $4.5 billion, including $2.3 billion for major mining projects and $0.6 billion for PT Freeport Indonesia’s (PTFI) smelter and precious metals refinery (collectively, PTFI’s downstream processing facilities), for the year 2025. Capital expenditures are expected to approximate $4.3 billion, including $3.0 billion for major mining projects, for the year 2026.
•At December 31, 2025, consolidated debt totaled $9.4 billion and consolidated cash and cash equivalents totaled $3.8 billion. At December 31, 2025, net debt totaled $2.3 billion, excluding $3.2 billion of debt for PTFI’s downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.

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PHOENIX, AZ, January 22, 2026 – Freeport (NYSE: FCX) reported fourth-quarter 2025 net income attributable to common stock of $406 million, $0.28 per share, and adjusted net income attributable to common stock of $688 million, $0.47 per share after excluding after-tax net charges totaling $282 million, $0.19 per share, primarily for idle facility costs, direct recovery expenses and fixed asset impairments associated with the September 2025 mud rush incident at PTFI and charges at legacy oil and gas properties associated with adjustments to abandonment obligations and asset impairments. For additional information, refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.

Kathleen Quirk, President and Chief Executive Officer, said, “Freeport is strongly positioned for the future as a leading producer of copper with large scale, geographically diverse operations and an exciting portfolio of growth projects to provide additional supplies of copper to a growing market. As we enter 2026, our team has a clear focus on restoring operations at Grasberg safely and sustainably, and on continuing to build values in the Americas through our innovative growth and efficiency initiatives. Our experienced team is committed to value creation through strong execution of our plans, operational excellence and advancing opportunities for long-term organic growth.”

SUMMARY FINANCIAL DATA

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Revenues[a,b]	$5,633	$5,720	$25,915	$25,455
Operating income[a,c]	$811	$1,243	$6,518	$6,864
Net income attributable to common stock[b,c,d]	$406	$274	$2,204	$1,889
Diluted net income per share of common stock[b,c,d]	$0.28	$0.19	$1.52	$1.30

Diluted weighted-average common shares outstanding	1,443	1,445	1,443	1,445
Operating cash flows[e]	$693	$1,436	$5,610	$7,160
Capital expenditures	$1,005	$1,239	$4,494	$4,808
At December 31:
Cash and cash equivalents	$3,824	$3,923	$3,824	$3,923
Total debt, including current portion	$9,379	$8,948	$9,379	$8,948

a.For segment financial results, refer to the supplemental schedules, “Business Segments,” beginning on page X.
b.Includes favorable (unfavorable) adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $144 million ($46 million to net income attributable to common stock or $0.03 per share) in fourth-quarter 2025, $(77) million ($(28) million to net income attributable to common stock or $(0.02) per share) in fourth-quarter 2024, $63 million ($21 million to net income attributable to common stock or $0.01 per share) for the year 2025 and $28 million ($9 million to net income attributable to common stock or $0.01 per share) for the year 2024. For further discussion, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
c.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to operating income totaling $(43) million ($(14) million to net income attributable to common stock or $(0.01) per share) in fourth-quarter 2025, $(52) million ($(20) million to net income attributable to common stock or $(0.01) per share) in fourth-quarter 2024, $118 million ($44 million to net income attributable to common stock or $0.03 per share) for the year 2025 and $21 million ($(3) million to net income attributable to common stock or less than $0.01 per share) for the year 2024. Refer to the supplemental schedule, “Deferred Profits,” on page X.
d.Includes after-tax net charges totaling $282 million ($0.19 per share) in fourth-quarter 2025, $176 million ($0.12 per share) in fourth-quarter 2024, $354 million ($0.25 per share) for the year 2025 and $257 million ($0.18 per share) for the year 2024 that are described in the supplemental schedule, “Adjusted Net Income,” beginning on page VII.
e.Cash used for working capital totaled $0.8 billion in fourth-quarter 2025, less than $1 million in fourth-quarter 2024, $1.3 billion for the year 2025 and $29 million for the year 2024.

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SUMMARY OPERATING DATA

	Three Months Ended December 31,			Years Ended December 31,
	2025		2024	2025		2024
Copper (millions of recoverable pounds)
Production	640		1,041	3,383		4,214
Sales, excluding purchases	709		992	3,574		4,066
Average realized price per pound	$5.33		$4.15	$4.75		$4.21
Site production and delivery costs per pound[a]	$3.05	[b]	$2.49	$2.75	[b]	$2.49
Unit net cash costs per pound[a]	$2.22	[b]	$1.66	$1.65	[b]	$1.56
Gold (thousands of recoverable ounces)
Production	65		432	956		1,880
Sales	80		350	1,066		1,837
Average realized price per ounce	$4,078		$2,628	$3,423		$2,418
Molybdenum (millions of recoverable pounds)
Production	25		22	92		80
Sales, excluding purchases	22		18	83		78
Average realized price per pound	$23.77		$22.23	$22.63		$21.77
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit net cash costs (credits) by operating division to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Excludes idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident at PTFI. Refer to page 7 for further discussion of the mud rush incident and to “Adjusted Net Income,” beginning on page VII for a summary of these charges.

Consolidated Sales and Production Volumes
Copper
•Fourth-quarter 2025 sales of 709 million pounds were 12% higher than October 2025 estimates of 635 million pounds, primarily reflecting a higher-than-expected reduction in inventories in Indonesia. As expected, fourth-quarter 2025 sales were below fourth-quarter 2024 as a result of lower production in Indonesia.
•As expected, fourth-quarter 2025 production of 640 million pounds was significantly below fourth-quarter 2024 production of 1.0 billion pounds, primarily reflecting the impact of the September 2025 mud rush incident on PTFI’s operations.
Gold
•Fourth-quarter 2025 sales of 80 thousand ounces were 33% higher than October 2025 estimates of 60 thousand ounces, primarily reflecting a higher-than-expected reduction in inventories in Indonesia. As expected, fourth-quarter 2025 sales were below fourth-quarter 2024 as a result of lower production in Indonesia.
•As expected, fourth-quarter 2025 production of 65 thousand ounces was significantly below fourth-quarter 2024 production of 432 thousand ounces, reflecting the impact of the September 2025 mud rush incident on PTFI’s operations.
Molybdenum
•Fourth-quarter 2025 sales of 22 million pounds approximated October 2025 estimates. Fourth-quarter 2025 sales exceeded fourth-quarter 2024 sales of 18 million pounds, primarily reflecting higher production.

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Consolidated sales volumes for the year 2026 are expected to approximate 3.4 billion pounds of copper, 0.8 million ounces of gold and 90 million pounds of molybdenum, including 640 million pounds of copper, 60 thousand ounces of gold and 22 million pounds of molybdenum in first-quarter 2026. Estimates for the year 2026 assume a phased restart and ramp-up of the Grasberg Block Cave underground mine at PTFI beginning in second-quarter 2026. Based on current estimates, approximately 60% of consolidated copper sales and 75% of consolidated gold sales in 2026 are expected to occur in the second half of the year. For the year 2026, copper and gold production volumes are expected to exceed sales volumes, reflecting deferrals of approximately 100 million pounds of copper and 100 thousand ounces of gold associated with inventory held at PTFI’s smelting operations.
Consolidated Unit Net Cash Costs
Consolidated unit net cash costs (net of by-product credits) for FCX’s copper mines averaged $2.22 per pound of copper in fourth-quarter 2025, which excluded $454 million of idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident at PTFI. Fourth-quarter 2025 consolidated unit net cash costs were lower than the October 2025 estimate of $2.47 per pound, primarily reflecting higher copper volumes and by-product credits at PTFI. Fourth-quarter 2025 average unit cash costs were higher than fourth-quarter 2024 average unit net cash costs of $1.66 per pound of copper, primarily reflecting lower copper volumes at PTFI.
Consolidated unit net cash costs (net of by-product credits and excluding idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident at PTFI) for FCX’s copper mines are expected to average $1.75 per pound of copper for the year 2026 (including $2.60 per pound of copper in first-quarter 2026), based on achievement of current sales volumes and cost estimates, and assuming average prices of $4,000 per ounce of gold and $20.00 per pound of molybdenum for the year 2026. Quarterly unit net cash costs vary with fluctuations in sales volumes by region and realized prices, primarily for gold and molybdenum, and are expected to decline throughout the year as PTFI’s operations and smelting activities are restarted and ramp-up. The impact of price changes on consolidated unit net cash costs for the year 2026 would approximate $0.03 per pound of copper for each $100 per ounce change in the average price of gold and $0.03 per pound of copper for each $2 per pound change in the average price of molybdenum.
During the recovery of PTFI’s operations, a portion of PTFI’s 2026 cost of sales are expected to be recognized as idle facility costs, which are non-inventoriable costs. Refer to “Operations” below for further discussion.
Projected sales volumes and average unit net cash costs are dependent on operational performance; the timing of restarting and ramping up the Grasberg Block Cave underground mine at PTFI, which is currently expected to begin in second-quarter 2026; weather-related conditions; timing of shipments and other factors detailed in the “Cautionary Statement” below.
OPERATIONS
Leaching and Technology Innovation Initiatives. FCX is incorporating new applications, technologies and data analytics to its leaching processes across its U.S. and South America operations. Incremental copper production from these initiatives totaled 60 million pounds in fourth-quarter 2025 and 214 million pounds for the year 2025.
FCX continues to apply operational enhancements on a larger scale and is advancing testing of innovative technology to increase production from these initiatives. In late 2025, FCX achieved an annual run rate of approximately 240 million pounds of copper, and is targeting annual production of 300 million pounds of copper in 2026 from these initiatives. FCX believes there is potential for further significant increases in recoverable metal beyond the current annual target. FCX is deploying large-scale testing of an internally developed additive product at its Morenci operations with encouraging early results. In addition, FCX has identified other possible additives with strong potential and plans to apply heat with the new additives to further enhance recoveries. Continued success with these initiatives would be expected to contribute to additions in recoverable copper in leach stockpiles and favorably impact average unit net cash costs.
In addition to its innovative leaching initiatives, FCX is pursuing opportunities to leverage new technologies and analytic tools in automation and operating practices with a goal of improving operating efficiencies and reducing costs and capital intensity of its current operations and future development projects. FCX believes these leaching and technology initiatives are particularly important to its U.S. operations, which have lower ore grades.

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United States. FCX manages seven copper operations in the U.S. – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. FCX also operates a copper smelter and rod mill in Miami, Arizona, and copper refinery and rod mill in El Paso, Texas. In addition to copper, certain of these operations produce molybdenum concentrate, gold and silver. All of FCX’s U.S. operations are wholly owned, except for Morenci. FCX records its 72% undivided joint venture interest in Morenci using the proportionate consolidation method.
Development Activities. FCX has substantial reserves, resources and future opportunities for organic growth in the U.S. associated with existing operations. Several initiatives are under way to target significant future growth in U.S. copper operations, including the leaching and technology innovation initiatives discussed above.
FCX has defined an opportunity to more than double the concentrator capacity of the Bagdad operation in northwest Arizona. Bagdad’s reserve life currently exceeds 80 years and supports an expanded operation. FCX completed technical and economic studies in late 2023 and is updating these studies in advance of a potential investment decision during 2026. These studies indicate the opportunity to construct new concentrating facilities to increase copper production by 200 to 250 million pounds per year. Estimated incremental project capital costs, which continue to be reviewed, approximate $3.5 billion. Expanded operations would provide improved efficiency and reduce unit net cash costs through economies of scale. Preliminary economics indicate that the expansion would require an incentive copper price of approximately $4.00 per pound and three to four years to complete. The decision to proceed with and timing of the potential expansion will take into account overall copper market conditions and other factors.
Conversion of Bagdad’s haul truck fleet to autonomous haulage was completed in 2025, making Bagdad the first major mine in the U.S. to operate a fully autonomous haulage fleet. FCX continues to optimize the performance of the new autonomous fleet at Bagdad and is advancing projects to expand tailings facilities and local infrastructure to enhance optionality in the future expansion opportunity.
FCX continues to advance pre-feasibility studies in the Safford/Lone Star district to define a potential significant expansion opportunity. Positive drilling conducted in recent years indicates a large, mineralized district with opportunities to pursue a significant expansion project. FCX expects to complete these studies during 2026. The decision to proceed with and timing of the potential expansion will take into account results of technical and economic studies, overall copper market conditions and other factors.
Operating Data. Following is summary consolidated operating data for the U.S. copper mines:

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Copper (millions of recoverable pounds)
Production	337	321	1,304	1,246
Sales, excluding purchases	342	318	1,296	1,257
Average realized price per pound	$5.26	$4.29	$4.91	$4.29

Molybdenum (millions of recoverable pounds)
Production[a]	9	8	34	30

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.51	$3.48	$3.51	$3.46
By-product credits	(0.68)	(0.58)	(0.59)	(0.48)
Treatment charges	0.10	0.14	0.13	0.13
Unit net cash costs	$2.93	$3.04	$3.05	$3.11
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at FCX’s U.S. copper mines.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

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FCX’s consolidated copper sales volumes from the U.S. mines of 342 million pounds in fourth-quarter 2025 were higher than fourth-quarter 2024 copper sales volumes of 318 million pounds, primarily reflecting higher ore grades and leach placements. Consolidated copper sales from FCX’s U.S. mines totaled 1.3 billion pounds for the year 2025 and are expected to approximate 1.4 billion pounds for the year 2026.
Average unit net cash costs (net of by-product credits) for the U.S. copper mines of $2.93 per pound of copper in fourth-quarter 2025 were lower than fourth-quarter 2024 average unit net cash costs of $3.04 per pound, primarily reflecting higher copper volumes and higher by-product credits, partly offset by higher costs for acid and supplies.
Average unit net cash costs (net of by-product credits) for the U.S. copper mines are expected to approximate $2.96 per pound of copper for the year 2026, based on achievement of current sales volume and cost estimates, and assuming an average price of $20.00 per pound of molybdenum. The U.S. copper mines’ average unit net cash costs for the year 2026 would change by approximately $0.05 per pound for each $2 per pound change in the average price of molybdenum. Estimated lower average unit net cash costs for the U.S. copper mines in 2026, compared to 2025, primarily reflect projected improved volumes and efficiency initiatives.
South America. FCX manages two copper operations in South America – Cerro Verde in Peru (55.08%-owned) and El Abra in Chile (51%-owned). These operations are consolidated in FCX’s financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Development Activities. At the El Abra operations in Chile, FCX has completed substantial drilling and evaluations and has identified a large sulfide reserve in support of a potential major mill project similar to the large-scale concentrator at Cerro Verde. The project could result in the addition of over 700 million pounds of copper production per year. At December 31, 2025, FCX’s preliminary estimated consolidated recoverable proven and probable mineral reserves included approximately 17.5 billion pounds of copper associated with this potential mill project at El Abra.
FCX has advanced preparation of its permitting application and plans to submit an environmental impact statement to Chile regulatory authorities in the first half of 2026. Preliminary estimates, which remain under review, indicate that the project economics would be supported using an incentive copper price of less than $4.00 per pound. The decision to proceed with and timing of the potential project will take into account overall copper market conditions, required permitting and other factors.
Operating Data. Following is summary consolidated operating data for South America operations:

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Copper (millions of recoverable pounds)
Production	254	291	1,064	1,168
Sales	255	298	1,073	1,177
Average realized price per pound	$5.51	$4.04	$4.79	$4.16

Molybdenum (millions of recoverable pounds)
Production[a]	5	5	21	20

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.02	$2.50	$2.82	$2.63	[c]
By-product credits	(0.54)	(0.31)	(0.47)	(0.34)
Treatment charges	0.08	0.16	0.07	0.16
Royalty on metals	0.01	0.01	0.01	0.01
Unit net cash costs	$2.57	$2.36	$2.43	$2.46
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at Cerro Verde.

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b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
c.Includes $0.08 per pound of copper for nonrecurring labor-related charges at Cerro Verde associated with new collective labor agreements. Refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.
FCX’s consolidated copper sales volumes from South America operations of 255 million pounds in fourth-quarter 2025 were lower than fourth-quarter 2024 copper sales volumes of 298 million pounds, primarily reflecting lower mill ore grades and leach placements. Copper sales from South America operations were 1.1 billion for the year 2025 and are expected to approximate 1.1 billion pounds for the year 2026.
Average unit net cash costs (net of by-product credits) for South America operations of $2.57 per pound of copper in fourth-quarter 2025 were higher than fourth-quarter 2024 average unit net cash costs of $2.36 per pound of copper, primarily reflecting lower copper volumes and higher employee profit-sharing costs, partly offset by higher by-product credits.
Average unit net cash costs (net of by-product credits) for South America operations are expected to approximate $2.58 per pound of copper for the year 2026, based on achievement of current sales volume and cost estimates, and assuming an average price of $20.00 per pound of molybdenum.
Indonesia. PTFI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Central Papua, Indonesia. PTFI produces copper concentrate that contains significant quantities of gold and silver. FCX has a 48.76% ownership interest in PTFI and manages its operations. PTFI’s results are consolidated in FCX’s financial statements. With the completion of PTFI’s downstream processing facilities, PTFI is a fully integrated producer of refined copper and gold.
Operating, Development and Exploration Activities. Over a multi-year investment period, PTFI has successfully commissioned three large-scale underground mines in the Grasberg minerals district (Grasberg Block Cave, Deep Mill Level Zone (DMLZ) and Big Gossan) and related expansion of the milling facilities. At normal operating rates, PTFI’s underground operations produce approximately 1.7 billion pounds of copper and 1.3 million ounces of gold per year and are among the lowest cost operations in the world. Production of 1.0 billion pounds of copper and 0.9 million ounces of gold during 2025 primarily reflects the impact of the temporary suspension of operations at the Grasberg Block Cave underground mine since September 2025, which is expected to restart in second-quarter 2026.
PTFI is also conducting exploration in the Grasberg minerals district targeting the potential extension of significant mineralization below the DMLZ underground mine.
Grasberg Minerals District Phased Restart. Following the external mud rush incident on September 8, 2025, PTFI has been engaged in activities to address the incident and advance preparation for a safe and sustainable restart of operations.
In late October 2025, PTFI restarted operations at the unaffected DMLZ and Big Gossan underground mines. Investigations and remedial plans were completed in fourth-quarter 2025 and a phased restart and ramp-up of the Grasberg Block Cave underground mine is anticipated to begin in second-quarter 2026.
The plan includes a restart of Production Blocks 2 and 3 in second-quarter 2026 and the potential restart of operations in Production Block 1 during 2027. Based on current estimates, PTFI expects approximately 85% of its total production at normal operating rates to be restored in the second half of 2026. Key milestones required for initiating production in Production Blocks 2 and 3, including mud removal in mine workings, repairs of supporting infrastructure and installation of protective barriers, are progressing on schedule.
PTFI is seeking recovery of damages under its property and business interruption insurance policies, which cover up to $1.0 billion in losses (subject to a limit of $0.7 billion on underground incidents), after a $0.5 billion deductible.

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Kucing Liar. Since 2022, PTFI has conducted long-term mine development activities at its Kucing Liar deposit in the Grasberg minerals district. During 2025, PTFI completed studies to evaluate the potential to expand the footprint of the deposit which was previously designed to operate at a long-term rate of 90,000 metric tons of ore per day. The studies identified a low-cost expansion opportunity to increase Kucing Liar’s design capacity to 130,000 metric tons of ore per day and increase Kucing Liar’s reserves by approximately 20%. At December 31, 2025, PTFI’s preliminary estimates of Kucing Liar reserves approximate 8 billion pounds of copper and 8 million ounces of gold to be recovered through 2041, increased from previous estimates of 7 billion pounds of copper and 6 million ounces of gold. Under the new design, average Kucing Liar production at full rates would approximate 750 million pounds of copper and 735 thousand ounces of gold (an increase of more than 35% from prior estimates). The economic studies took into account an approximate 10% increase in Kucing Liar capital ($0.5 billion), impact to operating rates at the Grasberg Block Cave underground mine and deferral of capital expenditures associated with the processing of higher pyrite ore.
At December 31, 2025, PTFI has incurred approximately $1.1 billion for Kucing Liar, and capital investments are estimated to approximate an additional $4 billion through 2033 (averaging approximately $0.5 billion per year). Initial production is expected to commence ramping up in the 2030 timeframe.
Downstream Processing Facilities. In July 2025, PTFI’s smelter in Eastern Java, Indonesia, produced its first copper cathode. The precious metals refinery commenced operations in December 2024 and operated on a limited basis during fourth-quarter 2025, processing anode slimes from PT Smelting, PTFI’s 66%-owned smelter and refinery in Gresik, Indonesia.
Smelting operations in Indonesia were temporarily suspended during fourth-quarter 2025 as a result of limited concentrate availability following the September 2025 mud rush incident. PT Smelting restarted operations in late December 2025 and is expected to operate at reduced rates until the anticipated second-quarter 2026 restart of mining at the Grasberg Block Cave underground mine. Shipments to PTFI’s newly commissioned smelter are expected to recommence in the second half of 2026, pending the successful ramp up of mining operations. FCX expects higher variability between PTFI’s production and sales until its downstream processing facilities achieve normalized operating rates.
Long-term Mining Rights. With the completion of PTFI’s downstream processing facilities during 2025, FCX and PTFI have advanced discussions with the Indonesia government for a long-term extension of PTFI’s operating rights beyond the current expiration in 2041. An extension would enable continuity of large-scale operations for the benefit of all stakeholders and provide growth options through additional resource development opportunities in the highly attractive Grasberg minerals district.
PTFI is preparing its application for a long-term extension expected to span the life of the resource, which is expected to be submitted during 2026. In connection with the extension, PTFI would pursue additional exploration, conduct studies for future additional development and expand its social programs. FCX expects to maintain its ownership interest of approximately 49% through 2041 and would transfer an additional interest in PTFI to a state-owned enterprise beginning in 2042, resulting in FCX’s interest post-2041 totaling approximately 37%. FCX expects the existing governance agreements would continue over the life of the resource.

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Operating Data. Following is summary consolidated operating data for Indonesia operations:

	Three Months Ended December 31,			Years Ended December 31,
	2025		2024	2025		2024
Copper (millions of recoverable pounds)
Production	49		429	1,015		1,800
Sales	112		376	1,205		1,632
Average realized price per pound	$5.13		$4.11	$4.53		$4.19

Gold (thousands of recoverable ounces)
Production	61		428	937		1,861
Sales	75		343	1,050		1,817
Average realized price per ounce	$4,064		$2,628	$3,418		$2,418

Unit net cash credits per pound of copper[a]
Site production and delivery, excluding adjustments	$1.72	[b]	$1.65	$1.86	[b]	$1.64
By-product credits	(3.28)		(2.56)	(3.17)		(2.82)
Treatment charges	0.45	[b]	0.32	0.19	[b]	0.35
Export duties	—		0.26	0.28		0.28
Royalty on metals	0.37		0.25	0.29		0.27
Unit net cash credits	$(0.74)		$(0.08)	$(0.55)		$(0.28)
a.For a reconciliation of unit net cash credits per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Excludes idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident. Refer below and to “Adjusted Net Income,” beginning on page VII for a summary of these charges.
PTFI’s consolidated sales volumes of 112 million pounds of copper and 75 thousand ounces of gold in fourth-quarter 2025 were significantly lower than fourth-quarter 2024 sales volumes of 376 million pounds of copper and 343 thousand ounces of gold, reflecting the impact of the September 2025 mud rush incident.
PTFI’s unit net cash credits (including by-product credits) of $0.74 per pound of copper in fourth-quarter 2025 were favorable compared to $0.08 per pound of copper in fourth-quarter 2024, primarily reflecting higher by-product credits and lower export duties, partly offset by lower copper volumes. PTFI's unit net cash credits exclude idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident totaling $454 million in fourth-quarter 2025 and $625 million for the year 2025.
Consolidated sales volumes from PTFI totaled 1.2 billion pounds of copper and 1.1 million ounces of gold for the year 2025, exceeding production of 1.0 billion pounds of copper and 0.9 million ounces of gold. For the year 2026, copper and gold production volumes are expected to exceed sales volumes, reflecting deferrals of approximately 100 million pounds of copper and 100 thousand ounces of gold associated with inventory held at PTFI’s smelting operations. Consolidated sales volumes from PTFI are expected to approximate 0.9 billion pounds of copper and 0.8 million ounces of gold for the year 2026. Based on current estimates, approximately 78% of PTFI copper sales and 75% of PTFI’s gold sales in 2026 are expected to occur in the second half of the year reflecting a phased restart and ramp-up of the Grasberg Block Cave underground mine beginning in second-quarter 2026.
Unit net cash credits (including by-product credits and excluding idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident) for PTFI are expected to approximate $1.13 per pound of copper for the year 2026, based on achievement of current sales volumes and cost estimates, and assuming an average price of $4,000 per ounce of gold. PTFI’s average unit net cash credits are expected to improve throughout 2026 as PTFI’s operations and smelting activities are restarted. PTFI’s average unit net cash credits for the year 2026 would change by approximately $0.09 per pound of copper for each $100 per ounce

9

change in the average price of gold. During the phased restart and ramp-up of operations in 2026, a portion of PTFI’s cost of sales are expected to be recognized as idle facility costs, which are non-inventoriable costs.
Projected sales volumes and average unit net cash credits are dependent on operational performance; the timing of restarting and ramping up the Grasberg Block Cave underground mine at PTFI, which is currently expected to begin in second-quarter 2026; weather-related conditions; and other factors detailed in the “Cautionary Statement” below.

Molybdenum Mines. FCX operates two wholly owned primary molybdenum operations in Colorado – the Climax open-pit mine and the Henderson underground mine. The Climax and Henderson mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Climax and Henderson mines and at FCX’s U.S. copper mines and Cerro Verde mine, is processed at FCX’s conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 11 million pounds of molybdenum in fourth-quarter 2025 and 9 million pounds in fourth-quarter 2024. FCX’s consolidated molybdenum sales and average realized prices include sales of molybdenum produced at the primary molybdenum operations and at FCX’s U.S. copper mines and Cerro Verde mine, which are presented on page 3.
Average unit net cash costs for the Molybdenum mines of $16.23 per pound of molybdenum in fourth-quarter 2025 were in line with average unit net cash costs of $16.18 per pound in fourth-quarter 2024. Average unit net cash costs for the Molybdenum mines are expected to approximate $16.60 per pound of molybdenum for the year 2026, based on achievement of current sales volumes and cost estimates.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

PRELIMINARY ESTIMATED RECOVERABLE PROVEN AND PROBABLE MINERAL RESERVES AND MINERAL RESOURCES
FCX has significant mineral reserves, mineral resources and future development opportunities within its portfolio of mining assets. FCX’s preliminary estimated consolidated recoverable proven and probable mineral reserves from its mines at December 31, 2025, include 112.3 billion pounds of copper, 20.6 million ounces of gold and 3.5 billion pounds of molybdenum, which were determined using metal price assumptions of $3.25 per pound for copper, $1,600 per ounce for gold and $14.00 per pound for molybdenum. The preliminary estimated recoverable proven and probable mineral reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable mineral reserve volumes are those which FCX estimates can be economically extracted or produced at the time of the mineral reserve determination.

	Preliminary Estimated Recoverable Proven and Probable Mineral Reserves at December 31, 2025
	Copper (billion pounds)		Gold (million ounces)	Molybdenum (billion pounds)
U.S.	42.5		0.6	2.6
South America	45.6	[a]	0.1	0.9
Indonesia[b]	24.2		20.0	—
Consolidated basis[c,e]	112.3		20.6	3.5
Net equity interest[d]	78.6		10.4	3.1
a.Includes approximately 17.5 billion pounds of recoverable copper associated with a potential mill project at El Abra.
b.Reserves are included through the life of PTFI’s special mining business license (IUPK), which extends through 2041. An extension of operating rights would provide additional mineral reserves.
c.Consolidated mineral reserves represent estimated metal quantities after reduction for FCX’s joint venture partners’ interest at the Morenci mine in North America. Excluded from the table above are FCX’s estimated recoverable proven and probable silver reserves of 351 million ounces, which were determined using $20 per ounce.

10

d.Net equity interest mineral reserves represent estimated consolidated metal quantities further reduced for noncontrolling interest ownership. Excluded from the table above are FCX’s estimated net recoverable proven and probable silver reserves of 230 million ounces.
e.May not foot because of rounding.
Following is a summary of changes in FCX’s preliminary estimated consolidated recoverable proven and probable mineral reserves during 2025:

	Copper		Gold		Molybdenum
	(billion pounds)		(million ounces)		(billion pounds)
Reserves at December 31, 2024	97.0		23.0		3.2
Net revisions	18.7	[a]	(1.4)	[b]	0.4
Production	(3.4)		(1.0)		(0.1)
Reserves at December 31, 2025	112.3		20.6		3.5
a.Includes the addition of approximately 17.5 billion pounds of recoverable copper associated with a potential mill project at El Abra.
b.Primarily reflects the result of mine plan changes at the Grasberg minerals district.
In addition to the preliminary estimated consolidated recoverable proven and probable mineral reserves, FCX’s preliminary estimated consolidated mineral resources (including measured, indicated and inferred resources) at December 31, 2025, totaled 165 billion pounds of incremental contained copper, which were assessed using $3.75 per pound for copper. FCX continues to pursue opportunities to convert this material into mineral reserves, future production volumes and cash flow. See “Cautionary Statement” below.

LIQUIDITY, CASH FLOWS, CASH AND DEBT
Liquidity. At December 31, 2025, FCX had $3.8 billion in consolidated cash and cash equivalents. FCX also had $3.0 billion of availability under its revolving credit facility, and PTFI and Cerro Verde had $1.5 billion and $350 million, respectively, of availability under their revolving credit facilities.
Operating Cash Flows. FCX generated operating cash flows of $0.7 billion, net of $0.8 billion of working capital and other uses, in fourth-quarter 2025 and $5.6 billion, net of $1.3 billion of working capital and other uses, for the year 2025.
FCX’s consolidated operating cash flows are expected to approximate $8 billion for the year 2026, including $1 billion of working capital and other sources, based on current sales volume and cost estimates, and assuming prices of $5.00 per pound of copper, $4,000 per ounce of gold and $20.00 per pound of molybdenum. The impact of price changes on operating cash flows for the year 2026 would approximate $330 million for each $0.10 per pound change in the average price of copper, $75 million for each $100 per ounce change in the average price of gold and $160 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $1.0 billion, including $0.6 billion for major mining projects in fourth-quarter 2025, and $4.5 billion, including $2.3 billion for major mining projects and $0.6 billion for PTFI’s downstream processing facilities for the year 2025.
Capital expenditures are expected to approximate $4.3 billion for the year 2026, including $3.0 billion for major mining projects. Projected capital expenditures for major mining projects include $1.4 billion for planned projects, primarily associated with underground mine development in the Grasberg minerals district and expansion projects in the U.S., and $1.6 billion for discretionary growth projects.
FCX is carefully managing costs and near-term capital expenditures in connection with revised operating plans at the Grasberg minerals district to manage cash flow and liquidity during the phased ramp-up period.

11

Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests’ share and withholding taxes, at December 31, 2025 (in billions):

Cash at domestic companies	$1.8
Cash at international operations	2.0
Total consolidated cash and cash equivalents	3.8
Noncontrolling interests’ share	(0.9)
Cash, net of noncontrolling interests’ share	2.9
Withholding taxes	(0.1)
Net cash available	$2.8
Debt. Following is a summary of consolidated debt and the weighted-average interest rates at December 31, 2025 (in billions, except percentages):

			Weighted- Average Interest Rate
Senior notes:
Issued by FCX	$5.3		5.0%
Issued by PTFI	3.0		5.4%
Issued by Freeport Minerals Corporation	0.4		7.5%
PTFI revolving credit facility	0.3		5.4%
Atlantic Copper lines of credit and other	0.5		4.0%
Total consolidated debt	$9.4	[a]	5.2%
a.Does not foot because of rounding.
At December 31, 2025, there were (i) no borrowings and $5 million in letters of credit issued under FCX’s $3.0 billion revolving credit facility, (ii) $250 million in borrowings outstanding under PTFI’s $1.75 billion revolving credit facility, and (iii) no borrowings outstanding under Cerro Verde’s $350 million revolving credit facility.
FCX’s consolidated debt has an average remaining duration of approximately eight years. There are no senior note maturities scheduled in 2026 and $1.3 billion scheduled in 2027.
FINANCIAL POLICY
FCX’s financial policy is aligned with its strategic objectives of maintaining a solid balance sheet, providing cash returns to shareholders and advancing opportunities for future growth. The policy includes a base dividend and a performance-based payout framework, whereby up to 50% of available cash flows generated after planned capital spending and distributions to noncontrolling interests would be allocated to shareholder returns and the balance to debt reduction and investments in value enhancing growth projects, subject to FCX maintaining its net debt at a level not to exceed the net debt target of $3.0 billion to $4.0 billion (excluding project debt for PTFI’s downstream processing facilities). FCX’s Board of Directors (Board) reviews the structure of the performance-based payout framework at least annually.
Net Debt. At December 31, 2025, FCX’s net debt totaled $2.3 billion, which excludes $3.2 billion of debt for PTFI’s downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.
Common Stock Dividends. On December 17, 2025, FCX’s Board declared cash dividends totaling $0.15 per share on its common stock (including a $0.075 per share quarterly base cash dividend and a $0.075 per share quarterly variable, performance-based cash dividend), which will be paid on February 2, 2026, to shareholders of record as of January 15, 2026. The declaration and payment of dividends (base or variable) are at the discretion of the Board and will depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.

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Share Repurchase Program. No shares of FCX’s common stock were repurchased during fourth-quarter 2025. As of January 21, 2026, FCX had 1.4 billion shares of common stock outstanding and $3.0 billion is available under its share repurchase program. The timing and amount of share repurchases is at the discretion of management and will depend on a variety of factors. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.

CONFERENCE CALL
A conference call with securities analysts to discuss FCX’s fourth-quarter 2025 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing fcx.com. A replay of the webcast will be available through Friday, February 20, 2026.
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FREEPORT: Foremost in Copper
FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in the U.S. and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.

Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to business outlook, strategy, goals or targets; repair and remediation efforts, and phased restart and ramp-up of production and downstream processing following the mud rush incident at PTFI’s Grasberg Block Cave underground mine and the anticipated impact on FCX’s business, production, sales, results of operations and operating plans, and recoveries under insurance policies; global market conditions, including trade policies; ore grades and milling rates; production and sales volumes; higher variability between PTFI production and sales; unit net cash costs (credits) and operating costs; capital expenditures; operating plans, including mine sequencing; cash flows; liquidity; potential extension of PTFI’s IUPK beyond 2041; timing of shipments of inventoried production; FCX’s sustainability-related commitments and targets; FCX’s overarching commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of its operating sites under specific frameworks; achievement of FCX’s 2030 climate targets and its 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of FCX’s financial policy and future returns to shareholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of the Board and management, respectively, and are subject to a number of factors, including not exceeding FCX’s net debt target, capital availability, FCX’s financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by the Board or management, as applicable. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper and gold; changes in export duties and tariff rates; production rates; timing of shipments and sales; PTFI’s ability to repair mud rush incident-related damage, implement enhanced operating procedures, safely restart, phase-in ramp-up and achieve full operating rates of production and downstream processing on the expected timeline and optimize production plans; recover amounts under insurance policies; resolve force majeure declarations and maintain relationships with commercial counterparties; price and availability of consumables and components FCX purchases as well as constraints on supply and logistics, and transportation services; changes in cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions, including market volatility regarding trade policies and tariff uncertainty; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PTFI’s IUPK to extend mining rights from 2031 through 2041; process relating to the extension of

13

PTFI’s IUPK beyond 2041; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, including availability of secure water supplies; impacts, expenses or results from litigation or investigations; tailings management; FCX’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s Current Report on Form 8-K filed with the SEC on November 18, 2025.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which are as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.
Estimates of mineral reserves and mineral resources are subject to considerable uncertainty. Such estimates are, to a large extent, based on metal prices for the commodities we produce and interpretations of geologic data, which may not necessarily be indicative of future results or quantities ultimately recovered. This press release also includes forward-looking statements regarding mineral resources not included in proven and probable mineral reserves. A mineral resource, which includes measured, indicated and inferred mineral resources, is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. Such a deposit cannot qualify as recoverable proven and probable mineral reserves until legal and economic feasibility are confirmed based upon a comprehensive evaluation of development and operating costs, grades, recoveries and other material modifying factors. Accordingly, no assurance can be given that the estimated mineral resources will become proven and probable mineral reserves.
This press release also contains measures such as net debt, adjusted net income and unit net cash costs (credits) per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedules of this press release. For forward-looking unit net cash costs (credits) per pound of copper and molybdenum measures, FCX is unable to provide a reconciliation to the most comparable GAAP measure without unreasonable effort because estimating such GAAP measures and providing a meaningful reconciliation is extremely difficult and requires a level of precision that is unavailable for these future periods, and the information needed to reconcile these measures is dependent upon future events, many of which are outside of FCX’s control as described above. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

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FREEPORT
SELECTED OPERATING DATA

	Three Months Ended December 31,
	2025	2024	2025		2024
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
U.S.
Morenci (72%)[a]	129	124	131		125
Safford (100%)	77	67	77		66
Sierrita (100%)	47	45	49		45
Chino (100%)	44	36	42		34
Bagdad (100%)	32	37	35		37
Tyrone (100%)	8	10	8		11
Miami (100%)	2	2	2		2
Other (100%)	(2)	—	(2)		(2)
Total U.S.	337	321	342		318

South America
Cerro Verde (55.08%)	209	233	211		246
El Abra (51%)	45	58	44		52
Total South America	254	291	255		298

Indonesia
Grasberg minerals district (48.76%)	49	429	112		376
Consolidated	640	1,041	709	[b]	992	[b]
Less noncontrolling interests	141	352	173		329
Net	499	689	536		663

Average realized price per pound			$5.33		$4.15

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S. (100%)	4	4	5		7
Indonesia (48.76%)	61	428	75		343
Consolidated	65	432	80		350
Less noncontrolling interests	31	219	38		176
Net	34	213	42		174

Average realized price per ounce			$4,078		$2,628

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	7	6	N/A		N/A
Henderson (100%)	4	3	N/A		N/A
U.S. copper mines (100%)[a]	9	8	N/A		N/A
Cerro Verde (55.08%)	5	5	N/A		N/A
Consolidated	25	22	22		18
Less noncontrolling interests	3	2	2		2
Net	22	20	20		16

Average realized price per pound			$23.77		$22.23

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. Consolidated sales volumes exclude purchased copper of 17 million pounds in fourth-quarter 2025 and 16 million pounds in fourth-quarter 2024.

I

FREEPORT
SELECTED OPERATING DATA (continued)

	Years Ended December 31,
	2025	2024	2025		2024
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
U.S
Morenci (72%)[a]	497	505	496		517
Safford (100%)	287	249	282		246
Sierrita (100%)	184	165	184		167
Chino (100%)	150	133	147		133
Bagdad (100%)	149	146	150		146
Tyrone (100%)	32	43	33		44
Miami (100%)	9	9	9		10
Other (100%)	(4)	(4)	(5)		(6)
Total U.S	1,304	1,246	1,296		1,257

South America
Cerro Verde (55.08%)[b]	863	949	865		958
El Abra (51%)	201	219	208		219
Total South America	1,064	1,168	1,073		1,177

Indonesia
Grasberg minerals district (48.76%)	1,015	1,800	1,205		1,632
Consolidated	3,383	4,214	3,574	[c]	4,066	[c]
Less noncontrolling interests	1,007	1,465	1,107		1,384
Net	2,376	2,749	2,467		2,682

Average realized price per pound			$4.75		$4.21

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S (100%)	19	19	16		20
Indonesia (48.76%)	937	1,861	1,050		1,817
Consolidated	956	1,880	1,066		1,837
Less noncontrolling interests	480	953	538		931
Net	476	927	528		906

Average realized price per ounce			$3,423		$2,418

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	24	18	N/A		N/A
Henderson (100%)	13	12	N/A		N/A
U.S copper mines (100%)[a]	34	30	N/A		N/A
Cerro Verde (55.08%)[b]	21	20	N/A		N/A
Consolidated	92	80	83		78
Less noncontrolling interests	10	9	9		9
Net	82	71	74		69

Average realized price per pound			$22.63		$21.77

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. Prior to September 2024, FCX’s interest in Cerro Verde was 53.56%.

c. Consolidated sales volumes exclude purchased copper of 127 million pounds for the year 2025 and 158 million pounds for the year 2024.

II

FREEPORT
SELECTED OPERATING DATA (continued)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
U.S.[a]
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	655,300	619,300	617,500	609,400
Average copper ore grade (%)	0.22	0.20	0.21	0.20
Copper production (millions of recoverable pounds)	225	209	832	842

Mill Operations
Ore milled (metric tons per day)	315,000	334,200	326,300	311,700
Average ore grades (%):
Copper	0.32	0.29	0.31	0.30
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (%)	82.7	84.9	83.6	83.2
Production (millions of recoverable pounds):
Copper	162	161	665	601
Molybdenum	10	8	36	31

South America
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	119,800	153,700	148,700	164,300
Average copper ore grade (%)	0.48	0.46	0.41	0.42
Copper production (millions of recoverable pounds)	60	77	263	295

Mill Operations
Ore milled (metric tons per day)	394,600	414,700	407,900	415,500
Average ore grades (%):
Copper	0.29	0.32	0.30	0.33
Molybdenum	0.01	0.01	0.01	0.01
Copper recovery rate (%)	85.7	82.9	84.3	83.6
Production (millions of recoverable pounds):
Copper	194	214	801	873
Molybdenum	5	5	21	20

Indonesia
Ore extracted and milled (metric tons per day):
Deep Mill Level Zone underground mine	46,500	64,900	54,300	64,900
Big Gossan underground mine	4,800	7,100	6,000	8,000
Grasberg Block Cave underground mine	2,000	138,900	78,400	133,800
Other adjustments	(1,600)	300	(600)	1,700
Total	51,700	211,200	138,100	208,400
Average ore grades:
Copper (%)	0.68	1.21	1.10	1.27
Gold (grams per metric ton)	0.53	0.92	0.77	1.00
Recovery rates (%):
Copper	86.6	87.3	87.9	88.4
Gold	75.5	75.5	75.7	76.9
Production (recoverable):
Copper (millions of pounds)	49	429	1,015	1,800
Gold (thousands of ounces)	61	428	937	1,861

Molybdenum[b]
Ore milled (metric tons per day)	34,600	28,300	33,500	28,000
Average molybdenum ore grade (%)	0.18	0.18	0.16	0.16
Molybdenum production (millions of recoverable pounds)	11	9	37	30

a.Amounts represent 100% operating data, including Morenci’s joint venture partners’ share.

b. Represents FCX’s primary molybdenum operations in Colorado.
III

FREEPORT
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(In Millions, Except Per Share Amounts)
Revenues[a]	$5,633	$5,720	$25,915	$25,455
Cost of sales:
Production and delivery[b]	4,131	3,758	16,374	15,554
Depreciation, depletion and amortization (DD&A)	485	537	2,244	2,241
Total cost of sales	4,616	4,295	18,618	17,795
Selling, general and administrative expenses	133	129	545	513
Exploration and research expenses	52	41	192	156
Environmental obligations and shutdown costs	21	12	58	127
Gain on sales of assets	—	—	(16)	—
Total costs and expenses	4,822	4,477	19,397	18,591
Operating income	811	1,243	6,518	6,864
Interest expense, net[c]	(110)	(70)	(369)	(319)
Other income, net	65	67	223	362
Income before income taxes and equity in affiliated companies’ net earnings	766	1,240	6,372	6,907
Provision for income taxes[d]	(202)	(520)	(2,221)	(2,523)
Equity in affiliated companies’ net earnings	1	1	1	15
Net income	565	721	4,152	4,399
Net income attributable to noncontrolling interests[e]	(159)	(447)	(1,948)	(2,510)
Net income attributable to common stockholders[f,g]	$406	$274	$2,204	$1,889

Diluted net income per share attributable to common stock	$0.28	$0.19	$1.52	$1.30

Diluted weighted-average common shares outstanding	1,443	1,445	1,443	1,445

Dividends declared per share of common stock	$0.15	$0.15	$0.60	$0.60

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to “Derivative Instruments,” beginning on page IX.
b.FCX is engaged in various studies associated with potential future expansion projects primarily at its mining operations. Production and delivery costs include charges totaling (i) $41 million in fourth-quarter 2025, $38 million in fourth-quarter 2024, $172 million for the year 2025 and $155 million for the year 2024 for feasibility and optimization studies, and (ii) $37 million in fourth-quarter 2025, $59 million in fourth-quarter 2024, $222 million for the year 2025 and $133 million for the year 2024 for operational readiness and startup costs associated with PT Freeport Indonesia’s (PTFI) smelter and precious metals refinery (collectively, PTFI’s downstream processing facilities).
c.Consolidated interest costs (before capitalization) totaled $174 million in fourth-quarter 2025, $181 million in fourth-quarter 2024, $711 million for the year 2025 and $710 million for the year 2024.
d.For a summary of FCX’s income taxes, refer to “Income Taxes,” beginning on page VIII.
e.Net income attributable to noncontrolling interests is associated with PTFI, Cerro Verde and El Abra. For further discussion, refer to “Noncontrolling Interests,” on page X.
f.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to “Deferred Profits,” on page X.
g.Refer to “Adjusted Net Income,” beginning on page VII, for a summary of net charges impacting FCX’s consolidated statements of income.
IV

FREEPORT
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2025	2024
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,824	$3,923
Restricted cash and cash equivalents	230	888	[a]
Trade accounts receivable	977	578
Value added and other tax receivables	686	564
Inventories:
Product	3,332	3,038
Materials and supplies, net	2,738	2,382
Mill and leach stockpiles	1,423	1,388
Other current assets	580	535
Total current assets	13,790	13,296
Property, plant, equipment and mine development costs, net	40,736	38,514
Long-term mill and leach stockpiles	1,173	1,225
Long-term tax receivables	810	306
Other assets	1,658	1,507
Total assets	$58,167	$54,848

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,565	$4,057
Current portion of debt	466	41
Accrued income taxes	456	859
Current portion of environmental and asset retirement obligations (AROs)	313	320
Dividends payable	219	219
Total current liabilities	6,019	5,496
Long-term debt, less current portion	8,913	8,907
Environmental and AROs, less current portion	5,541	5,404
Deferred income taxes	4,622	4,376
Long-term leases, less current portion	1,010	692
Other liabilities	1,296	1,195
Total liabilities	27,401	26,070

Equity:
Stockholders’ equity:
Common stock	163	162
Capital in excess of par value	23,680	23,797
Retained earnings (accumulated deficit)	1,385	(170)
Accumulated other comprehensive loss	(305)	(314)
Common stock held in treasury	(6,024)	(5,894)
Total stockholders’ equity	18,899	17,581
Noncontrolling interests	11,867	11,197
Total equity	30,766	28,778
Total liabilities and equity	$58,167	$54,848

a.Includes $0.7 billion associated with a portion of PTFI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a previous Indonesia regulation.
V

FREEPORT
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2025	2024
	(In Millions)
Cash flow from operating activities:
Net income	$4,152	$4,399
Adjustments to reconcile net income to net cash provided by operating activities:
DD&A	2,244	2,241
Net charges for environmental and AROs, including accretion	291	622
Payments for environmental and AROs	(244)	(234)
Stock-based compensation	121	109
Net charges for defined pension and postretirement plans	62	35
Pension plan contributions	(37)	(78)
Deferred income taxes	247	(76)
Charges for social investment programs at PTFI	86	103
Payments for social investment programs at PTFI	(65)	(54)
Impairment of oil and gas properties	64	69
Other, net	27	53
Changes in working capital and other:
Accounts receivable	(521)	460
Inventories	(709)	(638)
Other current assets	(55)	(41)
Accounts payable and accrued liabilities	802	143
Accrued income taxes and timing of other tax payments	(855)	47
Net cash provided by operating activities	5,610	7,160

Cash flow from investing activities:
Capital expenditures:
U.S. copper mines	(1,102)	(1,033)
South America operations	(419)	(375)
Indonesia operations	(2,358)	(2,908)
Molybdenum mines	(108)	(117)
Other	(507)	(375)
Acquisition of additional ownership interest in Cerro Verde	—	(210)
Loans to PT Smelting for expansion	—	(28)
Other, net	22	18
Net cash used in investing activities	(4,472)	(5,028)

Cash flow from financing activities:
Proceeds from debt	3,195	2,251
Repayments of debt	(2,777)	(2,731)
Finance lease payments	(37)	(41)
Cash dividends and distributions paid:
Common stock	(865)	(865)
Noncontrolling interests	(1,274)	(1,833)
Treasury stock purchases	(107)	(59)
Proceeds from exercised stock options	12	29
Payments for withholding of employee taxes related to stock-based awards	(23)	(35)
Net cash used in financing activities	(1,876)	(3,284)

Net decrease in cash and cash equivalents and restricted cash and cash equivalents	(738)	(1,152)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of year	4,911	6,063
Cash and cash equivalents and restricted cash and cash equivalents at end of year[a]	$4,173	$4,911

a.Includes current and long-term restricted cash and cash equivalents of $0.3 billion at December 31, 2025, and $1.0 billion at December 31, 2024.
VI

FREEPORT
ADJUSTED NET INCOME
Management uses adjusted net income to evaluate FCX’s operating performance and believes that investors’ understanding of FCX’s performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX’s adjusted net income, which may not be comparable to similarly titled measures reported by other companies, follows (in millions, except per share amounts).

	Three Months Ended December 31,
	2025			2024
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$406	$0.28	N/A	$274	$0.19

PTFI mud rush incident - idle facility costs and direct recovery expenses:
Production and delivery costs	$(454)	$(134)	$(0.09)	$—	$—	$—
DD&A	(94)	(28)	(0.02)	—	—	—
PTFI fixed asset impairment/write-off[b]	(73)	(22)	(0.01)	—	—	—
PTFI smelter fire repair costs, net of insurance	(9)	(3)	—	(3)	(1)	—
PTFI adjustments to ARO	—	—	—	(144)	(43)	(0.03)
Oil and gas net charges[c]	(102)	(102)	(0.07)	(71)	(71)	(0.05)
Inventory adjustments	—	—	—	(48)	(48)	(0.03)
Cerro Verde historical tax matters[d]	(27)	15	0.01	—	—	—
Other net charges[e]	(5)	(8)	—	(14)	(13)	(0.01)
Total net charges[h]	$(763)	$(282)	$(0.19)	$(280)	$(176)	$(0.12)

Adjusted net income attributable to common stock	N/A	$688	$0.47	N/A	$450	$0.31

	Years Ended December 31,
	2025			2024
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$2,204	$1.52	N/A	$1,889	$1.30

PTFI mud rush incident - idle facility costs and direct recovery expenses:
Production and delivery costs	$(625)	$(185)	$(0.13)	$—	$—	$—
DD&A	(118)	(35)	(0.02)	—	—	—
PTFI fixed asset impairment/write-off[b]	(81)	(24)	(0.02)	—	—	—
PTFI smelter fire repair costs, net of insurance	(65)	(19)	(0.01)	(3)	(1)	—
PTFI adjustments to ARO	11	3	—	(144)	(43)	(0.03)
Oil and gas net charges[c]	(118)	(118)	(0.08)	(222)	(222)	(0.15)
Inventory adjustments	(1)	(1)	—	(89)	(89)	(0.06)
Net adjustments to environmental obligations and litigation reserves	5	5	—	(75)	(75)	(0.05)
Net gain on sales of assets	16	16	0.01	—	—	—
Cerro Verde new collective labor agreements (CLA)	—	—	—	(97)	(32)	(0.02)
Cerro Verde historical tax matters[d]	(27)	15	0.01	—	—	—
PTFI historical tax matters[f]	5	6	—	42	181	0.13
U.S. historical tax matters[g]	—	—	—	11	47	0.03
Other net charges[e]	(22)	(17)	(0.01)	(67)	(23)	(0.02)
Total net charges[h]	$(1,019)	$(354)	$(0.25)	$(643)	$(257)	$(0.18)

Adjusted net income attributable to common stock	N/A	$2,558	$1.77	N/A	$2,146	$1.48
a.Reflects impact to FCX’s net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.The fourth quarter and year 2025 include charges recorded to production and delivery, primarily associated with the impairment of infrastructure and mobile equipment damaged beyond repair during the September 2025 mud rush incident and other asset write-offs.
c.Primarily includes charges recorded to production and delivery associated with (i) impairments of legacy oil and gas properties totaling $49 million in fourth-quarter 2025, $51 million in fourth-quarter 2024, $64 million for the year 2025 and $69 million for the year 2024 and (ii) adjustments to abandonment obligations, including assumed obligations resulting from bankruptcies of other companies, totaling $53 million for the fourth quarter and year 2025, $16 million in fourth-quarter 2024 and $115 million for the year 2024.
The year 2024 also includes charges of $32 million recorded to production and delivery primarily associated with the write down of a historical contingent consideration asset.
VII

FREEPORT
ADJUSTED NET INCOME (continued)
d.The fourth quarter and year 2025 include amounts associated with the closure of Cerro Verde’s 2020 income tax audit, including a benefit to income taxes ($54 million), charges to production and delivery ($29 million) and credits to other income, net ($2 million).
e.The years 2025 and 2024 include charges recorded to production and delivery for the reversal of previously capitalized land lease costs associated with PTFI’s downstream processing facilities totaling $24 million and $34 million, respectively. The fourth quarter and year 2024 also include amounts recorded to production and delivery associated with other mining ARO adjustments totaling $13 million and $19 million, respectively.
f.The year 2025 includes net credits associated with PTFI’s 2020 and 2021 corporate income tax audits, and in accordance with PTFI's shareholder agreement, settlements of historical tax matters that originated before December 31, 2022, are attributed based on the economics from the initial period (as defined in the agreement, i.e., approximately 81% to FCX and 19% to PT Mineral Industri Indonesia (MIND ID)).
The year 2024 includes the closure of PTFI’s 2021 corporate income tax audit and resolution of a framework for disputed tax matters, which resulted in a benefit to income taxes ($182 million), production and delivery ($8 million) and interest expense, net ($8 million). In addition, FCX recognized a credit of $26 million in other income, net associated with the reduction in the related accrual to indemnify MIND ID from potential losses arising from historical tax disputes.
g.The year 2024 includes the closure of FCX’s 2017 and 2018 U.S. federal income tax exams, which resulted in the release of tax reserves ($36 million) and related interest expense ($11 million).
h.May not foot because of rounding.

INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX’s consolidated income tax provision (in millions, except percentages):

	Three Months Ended December 31,
	2025			2024
			Income Tax			Income Tax
	Income	Effective	(Provision)	Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit	(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$256	—%	$—	$(140)	4%	$6
South America	735	40%	(296)	323	40%	(129)
Indonesia	(88)	20%	18	1,045	37%	(383)
Cerro Verde historical tax matters[c]	(27)	N/A	54	—	N/A	—
Eliminations and other	(110)	N/A	44	12	N/A	(2)
Rate adjustment[d]	—	N/A	(22)	—	N/A	(12)
Continuing operations	$766	26%	$(202)	$1,240	42%	$(520)

	Years Ended December 31,
	2025			2024
			Income Tax			Income Tax
	Income	Effective	(Provision)	Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit	(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$409	1%	$(4)	$(533)	7%	$36
South America	2,133	39%	(842)	1,519	40%	(604)
Indonesia	3,865	37%	(1,415)	5,754	36%	(2,089)
Cerro Verde historical tax matters[c]	(27)	N/A	54	—	N/A	—
PTFI historical tax matters	5	N/A	2	16	N/A	182
Eliminations and other	(13)	N/A	(16)	151	N/A	(48)
Continuing operations	$6,372	35%	$(2,221)	$6,907	37%	$(2,523)

a.Represents income before income taxes, equity in affiliated companies’ net earnings, and noncontrolling interests.
b.In addition to FCX’s U.S. copper and molybdenum mines, which had operating income of $615 million in fourth-quarter 2025, $188 million in fourth-quarter 2024, $1.7 billion for the year 2025 and $746 million for the year 2024 (refer to “Business Segments,” beginning on page X), the U.S. jurisdiction reflects non-operating sites and corporate-level expenses, which include interest expense associated with FCX’s senior notes and general and administrative expenses. The U.S. jurisdiction also includes net revisions to environmental obligation estimates and charges associated with legacy oil and gas properties (refer to “Adjusted Net Income,” beginning on page VII for additional information).
c.Refer to “Adjusted Net Income,” beginning on page VII for additional information.
d.In accordance with applicable accounting standards, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

VIII

FREEPORT
INCOME TAXES (continued)
Assuming achievement of current sales volume and cost estimates and prices of $5.00 per pound for copper, $4,000 per ounce for gold and $20.00 per pound for molybdenum in 2026, FCX estimates its consolidated effective tax rate for the year 2026 would approximate 33%. Changes in projected sales volumes and average prices during 2026 would incur tax impacts at estimated effective rates of 40% for Peru, 36% for Indonesia and 0% for the U.S.

NET DEBT
FCX believes that net debt provides investors with information related to the performance-based payout framework in FCX’s financial policy, which requires FCX to maintain its net debt at a level not to exceed the net debt target of $3 billion to $4 billion (excluding project debt for PTFI’s downstream processing facilities). FCX defines net debt as consolidated debt less consolidated cash and cash equivalents. This information differs from consolidated debt determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for consolidated debt determined in accordance with U.S. GAAP. FCX’s net debt, which may not be comparable to similarly titled measures reported by other companies, follows (in millions):

	As of December 31, 2025
Current portion of debt	$466
Long-term debt, less current portion	8,913
Consolidated debt	9,379
Less: consolidated cash and cash equivalents	3,824
FCX net debt	5,555
Less: debt for PTFI’s downstream processing facilities	3,235	[a]
FCX net debt, excluding debt for PTFI’s downstream processing facilities	$2,320
a.Represents PTFI’s senior notes and $250 million of borrowings under PTFI’s revolving credit facility.

DERIVATIVE INSTRUMENTS
For the year ended December 31, 2025, FCX’s mined copper was sold 43% in concentrate, 33% as cathode and 24% as rod. All of FCX’s copper concentrate and some cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement.
FCX’s average realized copper price was $5.33 per pound in fourth-quarter 2025, reflecting copper sales from South America and Indonesia operations, which are generally based on quoted LME monthly average copper settlement prices (averaged $5.03 per pound in fourth-quarter 2025) and copper sales from U.S. copper mines, which are generally based on prevailing Commodity Exchange Inc. (COMEX) monthly average settlement prices (averaged $5.15 per pound in fourth-quarter 2025).
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended December 31,
	2025			2024
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$144	$158	$302	$(77)	$(81)	$(158)
Net income attributable to common stock	$46	$69	$115	$(28)	$(25)	$(53)
Diluted net income per share of common stock	$0.03	$0.05	$0.08	$(0.02)	$(0.02)	$(0.04)
a.Reflects adjustments to provisionally priced copper sales at September 30, 2025 and 2024.
b.Reflects adjustments to provisionally priced copper sales during the fourth quarters of 2025 and 2024.

IX

FREEPORT
DERIVATIVE INSTRUMENTS (continued)

	Years Ended December 31,
	2025			2024
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$63	$471	$534	$28	$89	$117
Net income attributable to common stock	$21	$171	$192	$9	$31	$40
Diluted net income per share of common stock	$0.01	$0.12	$0.13	$0.01	$0.02	$0.03
a.Reflects adjustments to provisionally priced copper sales at December 31, 2024 and 2023.
b.Reflects adjustments to provisionally priced copper sales for the years 2025 and 2024.

At December 31, 2025, FCX had provisionally priced copper sales totaling 152 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average price of $5.64 per pound, subject to final LME settlement prices over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $13 million effect on 2026 revenues ($5 million to net income attributable to common stock). The LME copper settlement price was $5.85 per pound on January 21, 2026.

DEFERRED PROFITS
FCX defers recognizing profits on intercompany sales to Atlantic Copper until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to operating income totaling $(43) million ($(14) million to net income attributable to common stock) in fourth-quarter 2025, $(52) million ($(20) million to net income attributable to common stock) in fourth-quarter 2024, $118 million ($44 million to net income attributable to common stock) for the year 2025 and $21 million ($(3) million to net income attributable to common stock) for the year 2024. FCX’s net deferred profits on its inventories at Atlantic Copper to be recognized in future periods’ operating income totaled $122 million ($40 million to net income attributable to common stock) at December 31, 2025. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX’s net deferred profits and quarterly earnings.

NONCONTROLLING INTERESTS
Net income attributable to noncontrolling interests is primarily associated with PTFI, Cerro Verde and El Abra and totaled $159 million in fourth-quarter 2025 (which represented 21% of FCX’s consolidated income before income taxes), $447 million in fourth-quarter 2024 (which represented 36% of FCX’s consolidated income before income taxes), $1.9 billion for the year 2025 (which represented 31% of FCX’s consolidated income before income taxes) and $2.5 billion for the year 2024 (which represented 36% of FCX’s consolidated income before income taxes). Refer to “Business Segments” below for net income attributable to noncontrolling interests for each of FCX’s business segments.
Based on achievement of current sales volume and cost estimates, and assuming prices of $5.00 per pound of copper, $4,000 per ounce of gold and $20.00 per pound of molybdenum, FCX estimates that net income attributable to noncontrolling interests is estimated to approximate $0.3 billion in first-quarter 2026 and $2.4 billion for the year 2026, which would represent 27% and 29%, respectively, of FCX’s consolidated income before income taxes. The actual amount will depend on many factors, including relative performance of each business segment, commodity prices, costs and other factors.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – U.S. copper mines, South America operations, Indonesia operations and Molybdenum mines. In the U.S., FCX operates seven copper operations – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico, and two molybdenum mines – Henderson and Climax in Colorado. A majority of the copper produced at the U.S. copper mines is cast into copper rod by the Rod & Refining segment. In South America, FCX operates two copper operations – Cerro Verde in Peru and El Abra in Chile. In Indonesia, PTFI operates in the Grasberg minerals district.
Intersegment sales are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.

X

FREEPORT
BUSINESS SEGMENTS (continued)
FCX allocates certain operating costs, expenses and capital expenditures to its business segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations in the below tables), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, some selling, general and administrative costs are not allocated to the divisions or individual business segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each division or individual business segment would be if it was an independent entity.
XI

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	U.S. Copper Mines			South America Operations							U.S.	Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Three Months Ended December 31, 2025
Revenues:
Unaffiliated customers	$111	$125	$236	$1,044		$240	$1,284	$960		$—	$1,760	$820	$573	[a]	$5,633
Intersegment	639	1,226	1,865	337		—	337	—		220	11	2	(2,435)		—
Production and delivery	451	906	1,357	679		159	838	825	[b]	163	1,766	821	(1,639)	[c]	4,131
DD&A	58	85	143	91		16	107	188	[b]	28	1	6	12		485
Selling, general and administrative expenses	—	1	1	2		(1)	1	34		—	—	9	88		133
Exploration and research expenses	9	5	14	7		2	9	—		—	—	—	29		52
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	21		21
Operating income (loss)	232	354	586	602		64	666	(87)		29	4	(14)	(373)		811
Interest expense, net	(1)	—	(1)	(2)		—	(2)	(19)		—	—	(8)	(80)		(110)
Other (expense) income, net	(1)	—	(1)	42		(3)	39	5		—	—	—	22		65
(Provision for) benefit from income taxes	—	—	—	(218)	[d]	(24)	(242)	18		—	—	9	13		(202)
Equity in affiliated companies’ net earnings (losses)	—	—	—	—		—	—	6		—	—	—	(5)		1
Net (income) loss attributable to noncontrolling interests	—	—	—	(201)		(14)	(215)	34		—	—	—	22		(159)
Net income attributable to common stockholders															406

Total assets at December 31, 2025	3,407	7,412	10,819	9,074		2,204	11,278	27,270		2,018	333	2,170	4,279		58,167
Capital expenditures	37	222	259	102		30	132	431		34	18	72	59		1,005

Three Months Ended December 31, 2024
Revenues:
Unaffiliated customers	$11	$17	$28	$831		$216	$1,047	$2,085		$—	$1,454	$679	$427	[a]	$5,720
Intersegment	566	1,017	1,583	161		—	161	158		177	11	—	(2,090)		—
Production and delivery	437	881	1,318	617		163	780	917	[e]	137	1,465	649	(1,508)	[c]	3,758	[f]
DD&A	47	65	112	99		15	114	270		22	—	8	11		537
Selling, general and administrative expenses	1	—	1	2		—	2	34		—	—	7	85		129
Exploration and research expenses	4	6	10	3		2	5	—		—	—	—	26		41
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	12		12
Operating income (loss)	88	82	170	271		36	307	1,022		18	—	15	(289)		1,243
Interest expense, net	—	—	—	(5)		—	(5)	(11)		—	—	(8)	(46)		(70)
Other (expense) income, net	—	(7)	(7)	4		13	17	26		—	—	12	19		67
Provision for income taxes	—	—	—	(112)		(17)	(129)	(383)		—	—	—	(8)		(520)
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	—		—	—	—	1		1
Net (income) loss attributable to noncontrolling interests	—	—	—	(80)		(19)	(99)	(358)		—	—	—	10		(447)
Net income attributable to common stockholders															274

Total assets at December 31, 2024	3,228	6,766	9,994	8,096		2,060	10,156	27,309		2,018	202	1,705	3,464		54,848
Capital expenditures	45	245	290	84		19	103	705		29	12	54	46		1,239
XII

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	U.S. Copper Mines			South America Operations							U.S.	Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Year Ended December 31, 2025
Revenues:
Unaffiliated customers	$303	$309	$612	$3,776		$839	$4,615	$8,618		$—	$6,850	$3,155	$2,065	[a]	$25,915
Intersegment	2,345	4,428	6,773	930		127	1,057	4		754	40	14	(8,642)		—
Production and delivery	1,804	3,373	5,177	2,492		704	3,196	3,551	[b,e]	563	6,854	3,099	(6,066)	[c,g]	16,374
DD&A	209	310	519	373		72	445	1,094	[b]	102	5	27	52		2,244
Selling, general and administrative expenses	1	3	4	7		—	7	132		—	—	32	370		545
Exploration and research expenses	34	20	54	16		4	20	5		1	—	—	112		192
Environmental obligations and shutdown costs	(7)	—	(7)	—		—	—	—		—	—	—	65		58
Gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(16)		(16)
Operating income (loss)	607	1,031	1,638	1,818		186	2,004	3,840		88	31	11	(1,094)		6,518
Interest expense, net	(1)	(1)	(2)	(15)		—	(15)	(69)		—	—	(34)	(249)		(369)
Other (expense) income, net	(4)	7	3	111		4	115	52		(1)	(2)	(20)	76		223
Provision for income taxes	—	—	—	(720)	[d]	(68)	(788)	(1,413)		—	—	—	(20)		(2,221)
Equity in affiliated companies’ net earnings (losses)	—	—	—	—		—	—	6		—	—	—	(5)		1
Net income attributable to noncontrolling interests	—	—	—	(575)		(37)	(612)	(1,325)		—	—	—	(11)		(1,948)
Net income attributable to common stockholders															2,204

Capital expenditures	232	870	1,102	353		66	419	2,358		108	80	202	225		4,494

Year Ended December 31, 2024
Revenues:
Unaffiliated customers	$101	$79	$180	$3,618		$915	$4,533	$9,774		$—	$6,196	$3,009	$1,763	[a]	$25,455
Intersegment	2,246	3,814	6,060	638		—	638	544		592	43	8	(7,885)		—
Production and delivery	1,826	3,170	4,996	2,529	[h]	701	3,230	3,368	[e]	530	6,206	2,912	(5,688)	[c]	15,554	[f]
DD&A	187	252	439	380		66	446	1,193		73	4	28	58		2,241
Selling, general and administrative expenses	2	2	4	8		—	8	127		—	—	28	346		513
Exploration and research expenses	17	27	44	12		4	16	8		—	—	—	88		156
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	127		127
Operating income (loss)	315	442	757	1,327		144	1,471	5,622		(11)	29	49	(1,053)		6,864
Interest expense, net	—	(1)	(1)	(21)		—	(21)	(28)		—	—	(36)	(233)		(319)
Other (expense) income, net	(1)	2	1	42		24	66	136		—	(1)	13	147		362
(Provision for) benefit from income taxes	—	—	—	(542)		(62)	(604)	(1,907)	[i]	—	—	11	(23)		(2,523)
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	7		—	—	—	8		15
Net income attributable to noncontrolling interests	—	—	—	(412)	[j]	(67)	(479)	(2,022)	[i]	—	—	—	(9)		(2,510)
Net income attributable to common stockholders															1,889

Capital expenditures	184	849	1,033	293		82	375	2,908		117	35	142	198		4,808
XIII

FREEPORT
BUSINESS SEGMENTS (continued)
a.Includes revenues from FCX’s molybdenum sales company, which includes sales of molybdenum produced by FCX’s primary molybdenum mines and certain of the U.S. copper mines and the Cerro Verde mine.
b.Includes idle facility costs and direct recovery expenses and asset impairments associated with the September 2025 mud rush incident at PTFI. For a summary of these charges, refer to “Adjusted Net Income,” beginning on page VII.
c.Includes oil and gas charges totaling $102 million in fourth-quarter 2025, $71 million in fourth-quarter 2024, $118 million for the year 2025 and $222 million for the year 2024, primarily for impairments of legacy oil and gas properties and adjustments to abandonment obligations, including assumed obligations resulting from bankruptcies of other companies. Refer to “Adjusted Net Income,” beginning on page VII for further discussion.
d.Includes a net benefit to income taxes totaling $54 million associated with the closure of Cerro Verde’s 2020 tax audit.
e.Includes ARO adjustments totaling (credits) charges of $(11) million for the year 2025 and $144 million in fourth-quarter 2024 and for the year 2024.
f.Includes metals inventory adjustments of $48 million in fourth-quarter 2024 and $89 million for the year 2024.
g.Includes charges totaling $73 million associated with planned maintenance turnaround costs at the Miami smelter.
h.Includes nonrecurring labor-related charges totaling $97 million associated with Cerro Verde’s new CLAs with its two unions.
i.Includes a net benefit to income taxes totaling $182 million associated with the closure of PTFI’s 2021 corporate income tax audit and resolution of the framework for Indonesia disputed tax matters. FCX's economic and ownership interest in PTFI is 48.76% except for net income associated with the settlement of these historical tax matters, which was attributed based on the economics prior to January 1, 2023 (i.e., approximately 81% to FCX and 19% to MIND ID).
j.Prior to September 2024, FCX’s interest in Cerro Verde was 53.56%.

PRODUCT REVENUES AND PRODUCTION COSTS

FCX believes unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.
FCX presents gross profit (loss) per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit (loss) per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX’s management and Board of Directors to monitor FCX’s mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.
FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, net which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as ARO accretion and other adjustments, inventory write-offs and adjustments, stock-based compensation costs, long-lived asset impairments, idle facility costs, feasibility and optimization study costs, operational readiness and startup costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX’s consolidated financial statements.
XIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,811		$1,811	$194	$93	$2,098
Site production and delivery, before net noncash and other costs shown below	1,208		1,058	138	63	1,259
By-product credits	(236)		—	—	—	—
Treatment charges	35		31	—	4	35
Net cash costs	1,007		1,089	138	67	1,294
DD&A	142		126	11	5	142
Noncash and other costs, net	60	[c]	54	4	2	60
Total costs	1,209		1,269	153	74	1,496
Other revenue adjustments, primarily for pricing on prior period open sales	2		2	—	—	2
Gross profit	$604		$544	$41	$19	$604

Copper sales (millions of recoverable pounds)	344		344
Molybdenum sales (millions of recoverable pounds)[a]				9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$5.26		$5.26	$21.77
Site production and delivery, before net noncash and other costs shown below	3.51		3.07	15.53
By-product credits	(0.68)		—	—
Treatment charges	0.10		0.09	—
Unit net cash costs	2.93		3.16	15.53
DD&A	0.41		0.37	1.28
Noncash and other costs, net	0.17	[c]	0.16	0.37
Total unit costs	3.51		3.69	17.18
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$1.76		$1.58	$4.59

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,098		$1,259	$142
Treatment charges	(2)		33	—
Noncash and other costs, net	—		60	—
Other revenue adjustments, primarily for pricing on prior period open sales	2		—	—
Eliminations and other	3		5	1
U.S. copper mines	2,101		1,357	143
Other mining[d]	5,394		4,413	330
Corporate, other & eliminations	(1,862)		(1,639)	12
As reported in FCX’s consolidated financial statements	$5,633		$4,131	$485

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $23 million ($0.07 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,373		$1,373	$175	$58	$1,606
Site production and delivery, before net noncash and other costs shown below	1,112		983	131	48	1,162
By-product credits	(183)		—	—	—	—
Treatment charges	44		41	—	3	44
Net cash costs	973		1,024	131	51	1,206
DD&A	111		99	9	3	111
Noncash and other costs, net	102	[c]	99	3	—	102
Total costs	1,186		1,222	143	54	1,419
Other revenue adjustments, primarily for pricing on prior period open sales	(4)		(4)	—	—	(4)
Gross profit	$183		$147	$32	$4	$183

Copper sales (millions of recoverable pounds)	320		320
Molybdenum sales (millions of recoverable pounds)[a]				8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.29		$4.29	$20.56
Site production and delivery, before net noncash and other costs shown below	3.48		3.07	15.40
By-product credits	(0.58)		—	—
Treatment charges	0.14		0.13	—
Unit net cash costs	3.04		3.20	15.40
DD&A	0.35		0.31	1.11
Noncash and other costs, net	0.32	[c]	0.31	0.26
Total unit costs	3.71		3.82	16.77
Other revenue adjustments, primarily for pricing on prior period open sales	(0.01)		(0.01)	—
Gross profit per pound	$0.57		$0.46	$3.79

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,606		$1,162	$111
Treatment charges	(3)		41	—
Noncash and other costs, net	—		102	—
Other revenue adjustments, primarily for pricing on prior period open sales	(4)		—	—
Eliminations and other	12		13	1
U.S. copper mines	1,611		1,318	112
Other mining[d]	5,772		3,948	414
Corporate, other & eliminations	(1,663)		(1,508)	11
As reported in FCX’s consolidated financial statements	$5,720		$3,758	$537

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $48 million ($0.15 per pound of copper) for metals inventory adjustments. Also, includes charges totaling $14 million ($0.04 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$6,392		$6,392	$719	$245	$7,356
Site production and delivery, before net noncash and other costs shown below	4,566		4,034	551	180	4,765
By-product credits	(765)		—	—	—	—
Treatment charges	164		154	—	10	164
Net cash costs	3,965		4,188	551	190	4,929
DD&A	519		463	43	13	519
Noncash and other costs, net	212	[c]	195	13	4	212
Total costs	4,696		4,846	607	207	5,660
Other revenue adjustments, primarily for pricing on prior period open sales	5		5	—	—	5
Gross profit	$1,701		$1,551	$112	$38	$1,701

Copper sales (millions of recoverable pounds)	1,301		1,301
Molybdenum sales (millions of recoverable pounds)[a]				34

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.91		$4.91	$21.39
Site production and delivery, before net noncash and other costs shown below	3.51		3.10	16.41
By-product credits	(0.59)		—	—
Treatment charges	0.13		0.12	—
Unit net cash costs	3.05		3.22	16.41
DD&A	0.40		0.35	1.28
Noncash and other costs, net	0.16	[c]	0.15	0.38
Total unit costs	3.61		3.72	18.07
Other revenue adjustments, primarily for pricing on prior period open sales	—		—	—
Gross profit per pound	$1.30		$1.19	$3.32

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$7,356		$4,765	$519
Treatment charges	(10)		154	—
Noncash and other costs, net	—		212	—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—	—
Eliminations and other	34		46	—
U.S. copper mines	7,385		5,177	519
Other mining[d]	25,107		17,263	1,673
Corporate, other & eliminations	(6,577)		(6,066)	52
As reported in FCX’s consolidated financial statements	$25,915		$16,374	$2,244

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $86 million ($0.07 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues	$5,417		$5,417	$608	$186	$6,211
Site production and delivery, before net noncash and other costs shown below	4,362		3,911	489	152	4,552
By-product credits	(604)		—	—	—	—
Treatment charges	169		161	—	8	169
Net cash costs	3,927		4,072	489	160	4,721
DD&A	439		394	36	9	439
Noncash and other costs, net	235	[c]	222	11	2	235
Total costs	4,601		4,688	536	171	5,395
Gross profit	$816		$729	$72	$15	$816

Copper sales (millions of recoverable pounds)	1,263		1,263
Molybdenum sales (millions of recoverable pounds)[a]				30

Gross profit per pound of copper/molybdenum:

Revenues	$4.29		$4.29	$20.13
Site production and delivery, before net noncash and other costs shown below	3.46		3.10	16.20
By-product credits	(0.48)		—	—
Treatment charges	0.13		0.12	—
Unit net cash costs	3.11		3.22	16.20
DD&A	0.34		0.31	1.19
Noncash and other costs, net	0.19	[c]	0.18	0.36
Total unit costs	3.64		3.71	17.75
Gross profit per pound	$0.65		$0.58	$2.38

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$6,211		$4,552	$439
Treatment charges	(4)		165	—
Noncash and other costs, net	—		235	—
Eliminations and other	33		44	—
U.S. copper mines	6,240		4,996	439
Other mining[d]	25,337		16,246	1,744
Corporate, other & eliminations	(6,122)		(5,688)	58
As reported in FCX’s consolidated financial statements	$25,455		$15,554	$2,241

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $62 million ($0.05 per pound of copper) for feasibility and optimization studies and $60 million ($0.05 per pound of copper) for metals inventory adjustments.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XVIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,404		$1,404	$149	$1,553
Site production and delivery, before net noncash and other costs shown below	770		702	85	787
By-product credits	(136)		—	—	—
Treatment charges	19		19	—	19
Royalty on metals	2		2	—	2
Net cash costs	655		723	85	808
DD&A	107		97	10	107
Noncash and other costs, net	53	[b]	48	5	53
Total costs	815		868	100	968
Other revenue adjustments, primarily for pricing on prior period open sales	86		86	4	90
Gross profit	$675		$622	$53	$675

Copper sales (millions of recoverable pounds)	255		255

Gross profit per pound of copper:

Revenues, excluding adjustments	$5.51		$5.51
Site production and delivery, before net noncash and other costs shown below	3.02		2.75
By-product credits	(0.54)		—
Treatment charges	0.08		0.08
Royalty on metals	0.01		0.01
Unit net cash costs	2.57		2.84
DD&A	0.42		0.38
Noncash and other costs, net	0.21	[b]	0.18
Total unit costs	3.20		3.40
Other revenue adjustments, primarily for pricing on prior period open sales	0.34		0.34
Gross profit per pound	$2.65		$2.45

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,553		$787	$107
Treatment charges	(19)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		53	—
Other revenue adjustments, primarily for pricing on prior period open sales	90		—	—
Eliminations and other	(1)		(2)	—
South America operations	1,621		838	107
Other mining[c]	5,874		4,932	366
Corporate, other & eliminations	(1,862)		(1,639)	12
As reported in FCX’s consolidated financial statements	$5,633		$4,131	$485

a.Includes silver sales of 0.8 million ounces ($70.10 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $16 million ($0.06 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XIX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,208		$1,208	$104	$1,312
Site production and delivery, before net noncash and other costs shown below	746		695	63	758
By-product credits	(92)		—	—	—
Treatment charges	50		50	—	50
Royalty on metals	2		2	—	2
Net cash costs	706		747	63	810
DD&A	115		106	9	115
Noncash and other costs, net	22	[b]	21	1	22
Total costs	843		874	73	947
Other revenue adjustments, primarily for pricing on prior period open sales	(51)		(51)	—	(51)
Gross profit	$314		$283	$31	$314

Copper sales (millions of recoverable pounds)	298		298

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.04		$4.04
Site production and delivery, before net noncash and other costs shown below	2.50		2.33
By-product credits	(0.31)		—
Treatment charges	0.16		0.16
Royalty on metals	0.01		0.01
Unit net cash costs	2.36		2.50
DD&A	0.39		0.35
Noncash and other costs, net	0.07	[b]	0.07
Total unit costs	2.82		2.92
Other revenue adjustments, primarily for pricing on prior period open sales	(0.17)		(0.17)
Gross profit per pound	$1.05		$0.95

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,312		$758	$115
Treatment charges	(50)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		22	—
Other revenue adjustments, primarily for pricing on prior period open sales	(51)		—	—
Eliminations and other	(1)		—	(1)
South America operations	1,208		780	114
Other mining[d]	6,175		4,486	412
Corporate, other & eliminations	(1,663)		(1,508)	11
As reported in FCX’s consolidated financial statements	$5,720		$3,758	$537

a.Includes silver sales of 0.9 million ounces ($29.72 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $16 million ($0.05 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$5,139		$5,139	$559	$5,698
Site production and delivery, before net noncash and other costs shown below	3,024		2,751	333	3,084
By-product credits	(500)		—	—	—
Treatment charges	73		73	—	73
Royalty on metals	9		8	1	9
Net cash costs	2,606		2,832	334	3,166
DD&A	445		401	44	445
Noncash and other costs, net	114	[b]	107	7	114
Total costs	3,165		3,340	385	3,725
Other revenue adjustments, primarily for pricing on prior period open sales	54		54	1	55
Gross profit	$2,028		$1,853	$175	$2,028

Copper sales (millions of recoverable pounds)	1,073		1,073

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.79		$4.79
Site production and delivery, before net noncash and other costs shown below	2.82		2.56
By-product credits	(0.47)		—
Treatment charges	0.07		0.07
Royalty on metals	0.01		0.01
Unit net cash costs	2.43		2.64
DD&A	0.41		0.37
Noncash and other costs, net	0.11	[b]	0.10
Total unit costs	2.95		3.11
Other revenue adjustments, primarily for pricing on prior period open sales	0.05		0.05
Gross profit per pound	$1.89		$1.73

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,698		$3,084	$445
Treatment charges	(73)		—	—
Royalty on metals	(9)		—	—
Noncash and other costs, net	—		114	—
Other revenue adjustments, primarily for pricing on prior period open sales	55		—	—
Eliminations and other	1		(2)	—
South America operations	5,672		3,196	445
Other mining[c]	26,820		19,244	1,747
Corporate, other & eliminations	(6,577)		(6,066)	52
As reported in FCX’s consolidated financial statements	$25,915		$16,374	$2,244

a.Includes silver sales of 3.3 million ounces ($47.70 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $67 million ($0.06 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XXI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$4,894		$4,894	$446	$5,340
Site production and delivery, before net noncash and other costs shown below	3,094	[b]	2,865	281	3,146
By-product credits	(394)		—	—	—
Treatment charges	193		193	—	193
Royalty on metals	8		7	1	8
Net cash costs	2,901		3,065	282	3,347
DD&A	446		409	37	446
Noncash and other costs, net	87	[c]	85	2	87
Total costs	3,434		3,559	321	3,880
Other revenue adjustments, primarily for pricing on prior period open sales	32		33	(1)	32
Gross profit	$1,492		$1,368	$124	$1,492

Copper sales (millions of recoverable pounds)	1,177		1,177

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.16		$4.16
Site production and delivery, before net noncash and other costs shown below	2.63	[b]	2.43
By-product credits	(0.34)		—
Treatment charges	0.16		0.16
Royalty on metals	0.01		0.01
Unit net cash costs	2.46		2.60
DD&A	0.38		0.35
Noncash and other costs, net	0.08	[c]	0.07
Total unit costs	2.92		3.02
Other revenue adjustments, primarily for pricing on prior period open sales	0.03		0.03
Gross profit per pound	$1.27		$1.17

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,340		$3,146	$446
Treatment charges	(193)		—	—
Royalty on metals	(8)		—	—
Noncash and other costs, net	—		87	—
Other revenue adjustments, primarily for pricing on prior period open sales	32		—	—
Eliminations and other	—		(3)	—
South America operations	5,171		3,230	446
Other mining[d]	26,406		18,012	1,737
Corporate, other & eliminations	(6,122)		(5,688)	58
As reported in FCX’s consolidated financial statements	$25,455		$15,554	$2,241

a.Includes silver sales of 3.6 million ounces ($29.35 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes $97 million ($0.08 per pound of copper) of nonrecurring labor-related charges at Cerro Verde associated with new CLAs.
c.Includes charges totaling $57 million ($0.05 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XXII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended December 31, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$576		$576		$305	$55	$936
Site production and delivery, before net noncash and other costs shown below	193		119		63	11	193
By-product credits	(369)		—		—	—	—
Treatment charges	51		31		17	3	51
Export duties	—		1		(1)	—	—
Royalty on metals	42		26		14	2	42
Net cash (credits) costs	(83)		177		93	16	286
DD&A	185	[b]	114		60	11	185
Noncash and other costs, net	585	[c,d]	360		190	35	585
Total costs	687		651		343	62	1,056
Other revenue adjustments, primarily for pricing on prior period open sales	60		60		8	1	69
Gross loss	$(51)		$(15)		$(30)	$(6)	$(51)

Copper sales (millions of recoverable pounds)	112		112
Gold sales (thousands of recoverable ounces)					75

Gross loss per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$5.13		$5.13		$4,064
Site production and delivery, before net noncash and other costs shown below	1.72		1.06		840
By-product credits	(3.28)		—		—
Treatment charges	0.45		0.28		220
Export duties	—		0.01		(10)
Royalty on metals	0.37		0.23		181
Unit net cash (credits) costs	(0.74)		1.58		1,231
DD&A	1.65	[b]	1.02		805
Noncash and other costs, net	5.21	[c,d]	3.21		2,538
Total unit costs	6.12		5.81		4,574
Other revenue adjustments, primarily for pricing on prior period open sales	0.54		0.54		111
Gross loss per pound/ounce	$(0.45)		$(0.14)		$(399)

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$936		$193		$185
Treatment charges	(4)		47	[e]	—
Export duties	—		—		—
Royalty on metals	(42)		—		—
Noncash and other costs, net	—		585		—
Other revenue adjustments, primarily for pricing on prior period open sales	69		—		—
Eliminations and other	1		—		3
Indonesia operations	960		825		188
Other mining[f]	6,535		4,945		285
Corporate, other & eliminations	(1,862)		(1,639)		12
As reported in FCX’s consolidated financial statements	$5,633		$4,131		$485

a.Includes silver sales of 0.9 million ounces ($54.03 per ounce average realized price).
b.Includes $94 million ($0.84 per pound of copper) of idle facility costs resulting from the September 2025 mud rush incident.
c.Includes charges totaling (i) $454 million ($4.05 per pound of copper) for idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident, (ii) $73 million ($0.64 per pound of copper) associated with asset impairments/write-offs, and (iii) $9 million ($0.08 per pound of copper) for remediation costs related to the October 2024 fire.
d.Includes charges totaling $37 million ($0.33 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities.
e.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees that are included in noncash and other costs, net (refer to note c above).
f.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended December 31, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,543		$1,543		$901	$48	$2,492
Site production and delivery, before net noncash and other costs shown below	618		383		223	12	618
By-product credits	(961)		—		—	—	—
Treatment charges	118		73		43	2	118
Export duties	97		60		35	2	97
Royalty on metals	96		58		37	1	96
Net cash (credits) costs	(32)		574		338	17	929
DD&A	270		167		98	5	270
Noncash and other costs, net	223	[b,c]	138		80	5	223
Total costs	461		879		516	27	1,422
Other revenue adjustments, primarily for pricing on prior period open sales	(26)		(26)		11	1	(14)
Gross profit	$1,056		$638		$396	$22	$1,056

Copper sales (millions of recoverable pounds)	376		376
Gold sales (thousands of recoverable ounces)					343

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.11		$4.11		$2,628
Site production and delivery, before net noncash and other costs shown below	1.65		1.02		651
By-product credits	(2.56)		—		—
Treatment charges	0.32		0.20		124
Export duties	0.26		0.16		102
Royalty on metals	0.25		0.15		107
Unit net cash (credits) costs	(0.08)		1.53		984
DD&A	0.72		0.44		285
Noncash and other costs, net	0.59	[b,c]	0.37		235
Total unit costs	1.23		2.34		1,504
Other revenue adjustments, primarily for pricing on prior period open sales	(0.07)		(0.07)		29
Gross profit per pound/ounce	$2.81		$1.70		$1,153

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$2,492		$618		$270
Treatment charges	(42)		76	[d]	—
Export duties	(97)		—		—
Royalty on metals	(96)		—		—
Noncash and other costs, net	—		223		—
Other revenue adjustments, primarily for pricing on prior period open sales	(14)		—		—
Indonesia operations	2,243		917		270
Other mining[e]	5,140		4,349		256
Corporate, other & eliminations	(1,663)		(1,508)		11
As reported in FCX’s consolidated financial statements	$5,720		$3,758		$537

a.Includes silver sales of 1.4 million ounces ($29.85 per ounce average realized price).
b.Includes charges totaling $144 million ($0.38 per pound of copper) associated with an ARO adjustment.
c.Includes charges totaling $59 million ($0.16 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities, and $6 million ($0.02 per pound of copper) for feasibility and optimization studies.
d.Represents tolling costs paid to PT Smelting.
e.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Year Ended December 31, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$5,463		$5,463		$3,588	$214	$9,265
Site production and delivery, before net noncash and other costs shown below	2,246		1,324		870	52	2,246
By-product credits	(3,817)		—		—	—	—
Treatment charges	225		133		87	5	225
Export duties	337		197		133	7	337
Royalty on metals	345		205		135	5	345
Net cash (credits) costs	(664)		1,859		1,225	69	3,153
DD&A	1,090	[b]	643		422	25	1,090
Noncash and other costs, net	1,075	[c,d]	634		416	25	1,075
Total costs	1,501		3,136		2,063	119	5,318
Other revenue adjustments, primarily for pricing on prior period open sales	19		19		14	1	34
Gross profit	$3,981		$2,346		$1,539	$96	$3,981

Copper sales (millions of recoverable pounds)	1,205		1,205
Gold sales (thousands of recoverable ounces)					1,050

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.53		$4.53		$3,418
Site production and delivery, before net noncash and other costs shown below	1.86		1.10		828
By-product credits	(3.17)		—		—
Treatment charges	0.19		0.11		83
Export duties	0.28		0.16		127
Royalty on metals	0.29		0.17		129
Unit net cash (credits) costs	(0.55)		1.54		1,167
DD&A	0.91	[b]	0.53		402
Noncash and other costs, net	0.89	[c,d]	0.53		397
Total unit costs	1.25		2.60		1,966
Other revenue adjustments, primarily for pricing on prior period open sales	0.02		0.02		13
Gross profit per pound/ounce	$3.30		$1.95		$1,465

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$9,265		$2,246		$1,090
Treatment charges	5		230	[e]	—
Export duties	(337)		—		—
Royalty on metals	(345)		—		—
Noncash and other costs, net	—		1,075		—
Other revenue adjustments, primarily for pricing on prior period open sales	34		—		—
Eliminations and other	—		—		4
Indonesia operations	8,622		3,551		1,094
Other mining[f]	23,870		18,889		1,098
Corporate, other & eliminations	(6,577)		(6,066)		52
As reported in FCX’s consolidated financial statements	$25,915		$16,374		$2,244

a.Includes silver sales of 4.2 million ounces ($41.36 per ounce average realized price).
b.Includes $118 million ($0.10 per pound of copper) of idle facility costs associated with the September 2025 mud rush incident.
c.Includes charges totaling (i) $625 million ($0.52 per pound of copper) for idle facility costs and direct recovery expenses associated with the September 2025 mud rush incident, (ii) $81 million ($0.07 per pound of copper) associated with asset impairments/write-offs, (iii) $65 million ($0.05 per pound of copper) of remediation costs related to the October 2024 fire incident at the smelter, (iv) $39 million ($0.03 per pound of copper) associated with idle facility related tolling fees as a result of PT Smelting’s planned major maintenance turnaround, and (v) $24 million ($0.02 per pound of copper) related to the reversal of previously capitalized land lease costs at PTFI’s downstream processing facilities.
d.Includes charges totaling $222 million ($0.18 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities and $8 million ($0.01 per pound of copper) for feasibility and optimization studies.
e.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees that are included in noncash and other costs, net (refer to note c above).
f.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Year Ended December 31, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$6,842		$6,842		$4,389	$218	$11,449
Site production and delivery, before net noncash and other costs shown below	2,681		1,602		1,028	51	2,681
By-product credits	(4,605)		—		—	—	—
Treatment charges	571		341		219	11	571
Export duties	457		273		175	9	457
Royalty on metals	433		260		167	6	433
Net cash (credits) costs	(463)		2,476		1,589	77	4,142
DD&A	1,193		713		457	23	1,193
Noncash and other costs, net	362	[b,c]	217		139	6	362
Total costs	1,092		3,406		2,185	106	5,697
Other revenue adjustments, primarily for pricing on prior period open sales	7		7		(1)	(1)	5
Gross profit	$5,757		$3,443		$2,203	$111	$5,757

Copper sales (millions of recoverable pounds)	1,632		1,632
Gold sales (thousands of recoverable ounces)					1,817

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.19		$4.19		$2,418
Site production and delivery, before net noncash and other costs shown below	1.64		0.98		566
By-product credits	(2.82)		—		—
Treatment charges	0.35		0.21		120
Export duties	0.28		0.17		96
Royalty on metals	0.27		0.16		92
Unit net cash (credits) costs	(0.28)		1.52		874
DD&A	0.73		0.44		252
Noncash and other costs, net	0.22	[b,c]	0.13		77
Total unit costs	0.67		2.09		1,203
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01		(2)
Gross profit per pound/ounce	$3.53		$2.11		$1,213

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$11,449		$2,681		$1,193
Treatment charges	(245)		326	[d]	—
Export duties	(457)		—		—
Royalty on metals	(433)		—		—
Noncash and other costs, net	—		362		—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—		—
Eliminations and other	(1)		(1)		—
Indonesia operations	10,318		3,368		1,193
Other mining[e]	21,259		17,874		990
Corporate, other & eliminations	(6,122)		(5,688)		58
As reported in FCX’s consolidated financial statements	$25,455		$15,554		$2,241

a.Includes silver sales of 6.9 million ounces ($28.52 per ounce average realized price).
b.Includes charges totaling $144 million ($0.09 per pound of copper) associated with ARO adjustments and $34 million ($0.02 per pound of copper) related to amounts capitalized in prior years associated with the construction of PTFI’s downstream processing facilities.
c.Includes charges totaling $133 million ($0.08 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities and $28 million ($0.02 per pound of copper) for feasibility and optimization studies.
d.Represents tolling costs paid to PT Smelting.
e.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended December 31,
(In millions)	2025	2024

Revenues, excluding adjustments[a]	$231	$185
Site production and delivery, before net noncash and other costs shown below	157	132
Treatment charges and other	11	8
Net cash costs	168	140
DD&A	28	22
Noncash and other costs, net	6	5
Total costs	202	167
Gross profit	$29	$18

Molybdenum sales (millions of recoverable pounds)[a]	11	9

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$22.38	$21.28
Site production and delivery, before net noncash and other costs shown below	15.20	15.24
Treatment charges and other	1.03	0.94
Unit net cash costs	16.23	16.18
DD&A	2.72	2.52
Noncash and other costs, net	0.61	0.54
Total unit costs	19.56	19.24
Gross profit per pound	$2.82	$2.04

Reconciliation to Amounts Reported
		Production
Three Months Ended December 31, 2025	Revenues	and Delivery	DD&A
Totals presented above	$231	$157	$28
Treatment charges and other	(11)	—	—
Noncash and other costs, net	—	6	—
Molybdenum mines	220	163	28
Other mining[b]	7,275	5,607	445
Corporate, other & eliminations	(1,862)	(1,639)	12
As reported in FCX’s consolidated financial statements	$5,633	$4,131	$485

Three Months Ended December 31, 2024
Totals presented above	$185	$132	$22
Treatment charges and other	(8)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	177	137	22
Other mining[b]	7,206	5,129	504
Corporate, other & eliminations	(1,663)	(1,508)	11
As reported in FCX’s consolidated financial statements	$5,720	$3,758	$537

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.
XXVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Years Ended December 31,
(In millions)	2025	2024

Revenues, excluding adjustments[a]	$792	$619
Site production and delivery, before net noncash and other costs shown below	539	508
Treatment charges and other	38	27
Net cash costs	577	535
DD&A	102	73
Noncash and other costs, net	24	22
Total costs	703	630
Gross profit (loss)	$89	$(11)

Molybdenum sales (millions of recoverable pounds)[a]	37	30

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$21.66	$20.66
Site production and delivery, before net noncash and other costs shown below	14.75	16.99
Treatment charges and other	1.03	0.90
Unit net cash costs	15.78	17.89
DD&A	2.77	2.43
Noncash and other costs, net	0.66	0.73
Total unit costs	19.21	21.05
Gross profit (loss) per pound	$2.45	$(0.39)

Reconciliation to Amounts Reported

		Production
Year Ended December 31, 2025	Revenues	and Delivery	DD&A
Totals presented above	$792	$539	$102
Treatment charges and other	(38)	—	—
Noncash and other costs, net	—	24	—
Molybdenum mines	754	563	102
Other mining[b]	31,738	21,877	2,090
Corporate, other & eliminations	(6,577)	(6,066)	52
As reported in FCX’s consolidated financial statements	$25,915	$16,374	$2,244

Year Ended December 31, 2024
Totals presented above	$619	$508	$73
Treatment charges and other	(27)	—	—
Noncash and other costs, net	—	22	—
Molybdenum mines	592	530	73
Other mining[b]	30,985	20,712	2,110
Corporate, other & eliminations	(6,122)	(5,688)	58
As reported in FCX’s consolidated financial statements	$25,455	$15,554	$2,241

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.
XXVIII